Exhibit 32.2
SECTION 906 CERTIFICATION
CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED
STATES CODE
I, John D. McCallion, certify that (i) Metropolitan Life Insurance Company’s Annual Report on Form 10-K for the year ended December 31, 2025 (the “Form 10-K”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Metropolitan Life Insurance Company.
Date: March 10, 2026

/s/ John D. McCallion
John D. McCallion
Executive Vice President and Chief Financial Officer